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                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
of Ceridian Corporation:


     We consent to incorporation by reference in Registration Statements
Nos. 33-49601, 33-61551, 33-34035, 2-97570, 33-56833, 33-54379, 33-56325,
33-62319, 33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143,
333-58145, 333-66643, 333-50757, 333-83455 and 333-89565 on Form S-8 of Ceridian
Corporation of our reports dated January 25, 2000. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 and are included or incorporated by reference in the 1999 Annual Report on Form 10-K of Ceridian Corporation.



                                                 /s/ KPMG LLP


Minneapolis, Minnesota
March 23, 2000